Exhibit 21.1
Subsidiaries of DENTSPLY International Inc. (the “Company”)- December 31, 2015

1.	Advanced Technology Research SRL (Italy)

2.	AMD Lasers, LLC (Indiana)

3.	Ceramco Manufacturing B.V. (Netherlands)

4.	D Luxembourg Sarl (Luxembourg)

5.	Dawkins Merger Sub Inc. (Delaware)

6.	DeguDent GmbH (Germany)

7.	Dencril Comércio de Plásticos, Importação e Exportação Ltda.

8.	Dentbras Indústria, Comércio, Importação e Exportação de Produtos Odontológicos Ltda.

9.	Dentsply (Australia) Pty. Ltd. (Australia)

10.	Dentsply (N.Z.) Limited (New Zealand)

11.	Dentsply (Philippines) Inc. (Philippines)

12.	Dentsply (Singapore) Pte. Ltd. (Singapore)

13.	Dentsply (Thailand) Ltd. (Thailand)

14.	Dentsply (Tianjin) International Trading Co. Ltd. (China)

15.	Dentsply Acquisition S.a.r.l. (Luxembourg)

16.	Dentsply Acquisition US LLC (Delaware)

17.	Dentsply Argentina S.A.C.e.I. (Argentina)

18.	Dentsply Asset Management GmbH & Co. KG (Germany)

19.	Dentsply Benelux Sarl (Luxembourg)

20.	Dentsply BI Ltd. (Ireland)

21.	Dentsply Canada Ltd. (Canada)

22.	Dentsply CE S.a.r.l. (Luxembourg)

23.	Dentsply CH Sarl (Luxembourg)

24.	Dentsply Dental (Tianjin) Co. Ltd. (China)

25.	Dentsply Dental S.a.r.l. (Luxembourg)

26.	Dentsply DeTrey GmbH (Germany)

27.	Dentsply DeTrey Sarl (Switzerland)

28.	Dentsply Deutschland GmbH (Germany)

29.	Dentsply Espana SL (Spain)

30.	Dentsply EU Holding S.a.r.L (Luxembourg)

31.	Dentsply Europe S.a.r.l. (Luxembourg)

32.	DENTSPLY Finance Co. (Delaware)

33.	Dentsply France S.A.S. (France)

34.	Dentsply GAC Europe SAS (France)

35.	Dentsply Germany GmbH (Germany)

36.	Dentsply Germany Holdings GmbH (Germany)

37.	Dentsply Germany Investments GmbH (Germany)

38.	Dentsply Holdings S.a.r.l. (Luxembourg)

39.	Dentsply Holdings Unlimited (U.K.)

40.	Dentsply IE Ltd. (Ireland)

41.	Dentsply IH A/S (Denmark)

42.	Dentsply IH AB (Sweden)

43.	Dentsply IH AS (Norway)

44.	Dentsply Benelux B.V. (Netherlands)

45.	Dentsply IH GmbH (Austria)

46.	Dentsply IH GmbH (Germany)

47.	Dentsply IH Holdings GmbH (Germany)

48.	Dentsply IH Inc. (Delaware)

49.	Dentsply IH Ltd (UK)

50.	Dentsply IH Oy (Finland)

51.	Dentsply IH Pty. Ltd. (Australia)

52.	Dentsply IH S.A. (Spain)

53.	Dentsply IH S.A. (Switzerland)

54.	Dentsply IH SAS (France)

55.	Dentsply IH SP.z.o.o (Poland)

56.	Dentsply IH Sverige AB (Sweden)

57.	DENTSPLY Implants (China) Co. Limited (Hong Kong)

58.	DENTSPLY Implants (HK) Co. Limited (Hong Kong)

59.	Dentsply Implants Manufacturing GmbH (Germany)

60.	Dentsply Implants NV (Belgium)

61.	Dentsply Implants Taiwan Co, Ltd. (Taiwan)

62.	Dentsply Implants Turkey (Turkey)

63.	Dentsply India Pvt. Ltd. (India)

64.	Dentsply Industria e Comercio Ltda. (Brazil)

65.	Dentsply Israel Ltd. (Israel)

66.	Dentsply Italia SrL (Italy)

67.	Dentsply Korea Limited (Korea)

68.	Dentsply Limited (Cayman Islands)

69.	Dentsply LLC (Delaware)

70.	Dentsply Mexico S.A. de C.V. (Mexico)

71.	DENTSPLY North America LLC (Delaware)

72.	Dentsply Peru SAC (Peru)

73.	Dentsply Prosthetics Austria GmbH (Austria)

74.	DENTSPLY Prosthetics U.S. LLC (Delaware)

75.	Dentsply RU Limited Liability Company (Russia)

76.	Dentsply Russia Limited (U.K.)

77.	Dentsply Sarl (Luxembourg)

78.	Dentsply SE Sarl (Luxembourg)

79.	Dentsply Services (Switzerland) S.a.r.L. (Switzerland)

80.	Dentsply South Africa (Proprietary) Limited (South Africa)

81.	Dentsply Sweden AB (Sweden)

82.	Dentsply Switzerland Sarl (Switzerland)

83.	DENTSPLY-Sankin K.K. (Japan)

84.	Dentsply US Inc. (Delaware)

85.	DLA Pharmaceutical Ltda. (Brazil)

86.	Ducera Dental Verwaltungs GmbH (Germany)

87.	E.S. Healthcare NV (Belgium)

88.	E.S. Tooling NV (Belgium)

89.	JCM International Inc. (Delaware)

90.	GAC (International) Pty Ltd (Australia)

91.	GAC Deutschland GmbH (Germany)

92.	GAC International Asia Pte. Ltd. (Singapore)

93.	GAC International LLC (Delaware)

94.	GAC Ortho AS (Norway)

95.	GAC SA (Switzerland)

96.	LLC Dentsply IH (Russia)

97.	LLC Dentsply Ukraine (Ukraine)

98.	Maillefer Instruments Consulting S.a.r.l. (Switzerland)

99.	Maillefer Instruments Holding S.a.r.l. (Switzerland)

100.	Maillefer Instruments Manufacturing S.a.r.l. (Switzerland)

101.	Maillefer Instruments Plus Sarl (Switzerland)

102.	Maillefer Instruments Trading S.a.r.l. (Switzerland)

103.	Megalopolis Dental S.A. de C.V. (Mexico)

104.	Ortho Concept Sarl (France)

105.	Orthodental International, Inc. (California)

106.	Orthodental S.A. de C.V. (Mexico)

107.	OrthoSpain S.L. (Spain)

108.	Osteointegration Materials LLC (Delaware)

109.	Planer Dentaprise GmbH (Austria)

110.	Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)

111.	Prident International, Inc. (California)

112.	PT Dedent Supply (Indonesia)

113.	PT Dentsply Indonesia (Indonesia)

114.	Qi An Hua Rui (Beijing) Technology Ltd. (China)

115.	Raintree Essix Inc. (Delaware)

116.	Ransom & Randolph Company (Delaware)

117.	Tulsa Dental Products LLC (Delaware)

118.	Tulsa Luxembourg LLC (Delaware)

119.	Tulsa Luxembourg Sarl (Luxembourg)

120.	Tuzodent S.A. de C.V. (Mexico)

121.	VDW GmbH (Germany)

122.	VIPI Indústria, Comércio, Exportação e Importação de Produtos Odontológicos Ltda.

123.	VPN Administração e Participações S.A.

124.	Zhermack GmbH (Germany)

125.	Zhermack SpA (Italy)

126.	Zhermack, Inc. (Nevada)

127.	Zhermapol SP Zoo (Poland)